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                                                                   EXHIBIT 21.00

                         SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK

                    NAME OF                       STATE/COUNTRY OF    % OF SHARES OWNED
                  SUBSIDIARY                        INCORPORATION    BY THE CORPORATION*
                  ----------                      ----------------   -------------------
             Wabash National GmbH                      Germany              100%

     Wabash National Trailer Centers, Inc             Delaware              100%

           WNC Cloud Merger Sub, Inc                  Arkansas              100%

        Cloud Oak Flooring Company, Inc               Arkansas              100%

             Wabash National L.P.                     Delaware              100%

     Apex Trailer Leasing & Rentals, L.P.             Delaware              100%

         Wabash National Services L.P.                Delaware              100%

             Wabash Financing LLC                     Delaware              100%

           RoadRailer Mercosul, Ltda                   Brazil                50%

RoadRailer Technology Development Company, Ltd.         China                81%

         National Trailer Funding LLC                 Delaware              100%

           Continental Transit Corporation             Indiana              100%

               FTSI Canada, Ltd.                       Canada               100%

            Wabash Receivables, LLC                   Delaware              100%

       WNC Receivables Management Corp.               Delaware              100%

        FTSI Distribution Company, L.P.               Delaware              100%

* Includes both direct and indirect ownership by the parent, Wabash National Corporation